SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 24, 2014
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WEBSTER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-31486	06-1187536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Webster Plaza, Waterbury, Connecticut 06702
(Address of principal executive offices)
Registrant’s telephone number, including area code: (203) 578-2202
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

On April 24, 2014, Webster Financial Corporation (the “Company” or “Webster”) held its Annual Meeting of Shareholders (the “Annual Meeting”). The Company’s shareholders approved each of the three proposals detailed in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 14, 2014.
The proposals voted on by the shareholders at the Annual Meeting were as follows:
1. The Company’s shareholders elected nine individuals to the Board of Directors to serve one-year term as set forth below:

NOMINEES	VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
Joel S. Becker	77,247,260	1,023,080	91,323	6,284,878
John J. Crawford	71,957,412	6,299,007	105,244	6,284,878
Robert A. Finkenzeller	77,231,579	1,010,602	119,482	6,284,878
C. Michael Jacobi	62,174,479	15,925,805	261,379	6,284,878
Laurence C. Morse	77,993,026	263,717	104,920	6,284,878
Karen R. Osar	77,412,292	850,784	98,587	6,284,878
Mark Pettie	78,008,317	237,209	116,137	6,284,878
Charles W. Shivery	77,878,343	367,445	115,875	6,284,878
James C. Smith	76,369,763	1,830,706	161,194	6,284,878

2.	The Company’s shareholders approved, on a non-binding, advisory basis, the compensation of the named executive officers of Webster, as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
77,019,698	1,051,291	290,674	6,284,878

3.
The Company’s shareholders ratified the appointment by the Board of Directors of KPMG LLP as the independent registered public accounting firm of Webster for the fiscal year ending December 31, 2014, as set forth below:

Votes For	Votes Against	Abstain
84,343,005	168,189	135,347

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSTER FINANCIAL CORPORATION
(Registrant)

Date: April 25, 2014	By:	/s/ Harriet Munrett Wolfe
	Name:	Harriet Munrett Wolfe
	Title:	Executive Vice President, General Counsel and Secretary